Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-177044 and 333-177048) and Form S-8 (Nos. 333-41263, 333-54274, 333-75768, 333-121769, 333-140629, 333-152748, 333-157584, 333-165044, 333-171308, 333-178622 and 333-130070) of ONEOK, Inc. of our report dated February 21, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
February 21, 2012